
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Select Futures Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                     176,908,948
<SECURITIES>                                         0
<RECEIVABLES>                                1,424,912<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             188,675,552<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               188,675,552<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            19,482,694<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,279,574
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             15,203,120
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         15,203,120
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                15,203,120
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $655,865 and receivable from
DWR of $769,047.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $10,269,130 and net option premiums of $72,562.
<F3>Liabilities include redemptions payable of $1,268,842, accrued brokerage commissions of $696,760, accrued management fees of $469,477, accrued administrative expenses of $125,803, accrued transaction fees and costs of $62,334 and incentive fee payable of $51,799.
<F4>Total revenues include realized trading revenue of $13,905,911, net change in unrealized of $3,791,136 and interest income of $1,785,647.

